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                            UNITED STATES
                  SECURITIES & EXCHANGE COMMISSION
                       Washington, DC.  20549


                              FORM 8-K


                            CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities
        Exchange Act of 1934


     Date of Report (Date of earliest event reported)
                           April 1, 1998


                   GREAT SOUTHERN BANCORP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


            Delaware         0-18082            43-1524856
     -------------------------------------------------------
     (State or other   (Commission File No.)  (IRS Employer)
      jurisdiction of
      incorporation)


      1451 E. Battlefield,  Springfield, Missouri  65804
      ----------------------------------------------------
       (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code
                          (417) 887-4400


                            N/A
     -----------------------------------------------------
     (Former name or former address, if changed since last report)






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Item 5.  Other Events

     On April 1, 1998, the Registrant issued the attached press release announcing the status of a stock buy-back program and the initiation of another stock buy-back program for up to 400,000 shares of the Registrant's common stock.



Item 7.  Financial Statements and Exhibits

     (c) Exhibits

              20.1  Press release dated April 3, 1998.







                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               GREAT SOUTHERN BANCORP, INC.
  Date: April 3, 1998          /s/ Don M. Gibson
       -----------------       ----------------------------
                               Don M. Gibson
                               Executive Vice President


















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Exhibit 20.1




FOR MORE INFORMATION                FOR IMMEDIATE RELEASE
CONTACT TERESA CHASTEEN             DATE: 4/1/98
AT (417)895-4529

                   GREAT SOUTHERN BANCORP, INC.
                      DECLARES DIVIDEND AND
                 ANNOUNCES STOCK REPURCHASE PLAN

Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, today announced the declaration of a $.11 per share dividend for the third quarter (March) of fiscal 1998.

This dividend, which is the thirty-third consecutive since
Great Southern converted to a public company in December of 1989, will be payable April 20, 1998, to shareholders of record on April 10, 1998.

The Board of Directors also announced the initiation of a new stock buy-back program. The new plan allows for the repurchase of up to 800,000 shares of the corporation's outstanding common stock.

At the time of this press release, the company was nearing the completion of the current buy-back with only 35,178 shares remaining. Cumulative shares repurchased in all buy-back plans since the initial plan in May 1990 equal
5,188,718; total shares outstanding are 8,036,571.

Great Southern Bank, principal subsidiary of Great Southern
Bancorp, Inc., is headquartered in Springfield, Missouri, and operates extensive branch and ATM networks throughout southwest and central Missouri.